                                                                   EXHIBIT 10.13

================================================================================

                             STOCK RIGHTS AGREEMENT

                                      among

                            SALT HOLDINGS CORPORATION
                             a Delaware corporation
                                   (Company),

                            APOLLO MANAGEMENT V L.P.
                         a Delaware limited partnership
                              (Apollo Management),

                    The Stockholders Identified on Schedule A

                                       and

                                 IMC GLOBAL INC.
                             a Delaware corporation
                                  (IMC Global)

================================================================================

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1 DEFINITIONS:.........................................................1

      1.1   As used in this Agreement, the following terms have the
              following meanings:..............................................1

SECTION 2 TRANSFER AND CLAWBACK RIGHTS........................................10

      2.1   Securities Held by Escrow Agent...................................10
      2.2   Transfer..........................................................10
      2.3   Compliance with the Escrow Agreement..............................11
      2.4   Clawback Determination............................................11
      2.5   Clawback of Securities, Securities Proceeds.......................12
      2.6   Clawback Notice...................................................12
      2.7   The IMC Stockholder Covenant......................................13
      2.8   Certificated Securities and Payment of Proceeds...................13

SECTION 3 BRING-ALONG RIGHTS..................................................13

SECTION 4 TAG-ALONG RIGHTS....................................................15

SECTION 5 VOTING OF IMC COMMON STOCK..........................................16

SECTION 6 REGISTRATION RIGHTS.................................................16

      6.1   Demand Registration...............................................16
      6.2   Underwriting......................................................17
      6.3   Deferral..........................................................17
      6.4   Survival..........................................................17
      6.5   This Section 6 shall remain in full force and effect
              following any Exit Event........................................17
      6.6   IMC Transaction Stock.............................................17

SECTION 7 PIGGYBACK REGISTRATION RIGHTS.......................................18

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
SECTION 8 REGISTRATION PROCEDURES.............................................19

      8.1   Holdback Agreements...............................................19
      8.2   Expenses..........................................................19
      8.3   Registration Procedures...........................................19
      8.4   Conditions to Stockholder Rights; Indemnification by
              Stockholder.....................................................22
      8.5   Indemnification by Company........................................23

SECTION 9 ADDITIONAL COMPANY EQUITY ISSUANCES TO APOLLO STOCKHOLDERS..........23

SECTION 10 TRANSACTIONS WITH AFFILIATES AND OTHERS............................23

SECTION 11 MISCELLANEOUS......................................................24

      11.1  Termination.......................................................24
      11.2  Legends...........................................................24
      11.3  Successors, Assigns and Transferees...............................25
      11.4  Specific Performance..............................................25
      11.5  Governing Law.....................................................25
      11.6  Submission to Jurisdiction; Waiver of Jury Trial..................25
      11.7  Interpretation....................................................25
      11.8  Representation....................................................25
      11.9  Notices...........................................................25
      11.10 Recapitalization, Exchange, Etc...................................26
      11.11 Counterparts......................................................27
      11.12 Severability......................................................27
      11.13 Amendment.........................................................27

                            SALT HOLDINGS CORPORATION
                             STOCK RIGHTS AGREEMENT

          This Stock Rights Agreement ("AGREEMENT") is entered into as of November 28, 2001 by and among Salt Holdings Corporation, a Delaware corporation (the "COMPANY"), Apollo Management V L.P., a Delaware limited partnership ("APOLLO MANAGEMENT"), each of the stockholders of the Company listed on Schedule A attached hereto (such listed stockholders collectively and together with Apollo Management referred to as the "APOLLO INVESTORS") and IMC Global Inc., a Delaware corporation ("IMC GLOBAL" and together with the Apollo Investors, the "INITIAL STOCKHOLDERS").

                                    RECITALS

          WHEREAS, the Parties are each parties to that certain Agreement and Plan of Merger dated as of October 13, 2001 (the "MERGER AGREEMENT");

          WHEREAS, as a condition of consummating the transactions contemplated by the Merger Agreement, the Initial Stockholders are executing this Agreement;

          WHEREAS, the Company and the Initial Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer of Securities now held of record or beneficially by, or hereafter acquired by, any Stockholder.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 DEFINITIONS:

    1.1 As used in this Agreement, the following terms have the following meanings:

          "AGREED VALUE" shall mean with respect to (i) any number of shares of IMC Preferred Stock, the relevant Liquidation Preference per share of Preferred Stock multiplied by such number of shares of IMC Preferred Stock plus accrued and unpaid dividends thereon or, if any IMC Preferred Stock has been exchanged for Note Securities, the principal amount of such Note Securities plus accrued and unpaid interest thereon, (ii) any number of shares of IMC Common Stock, the relevant Transaction Common Share Price multiplied by such number of shares of IMC Common Stock, (iii) any IMC Notes, the principal amount of such IMC Notes plus accrued and unpaid interest thereon, and (iv) any Securities Proceeds, the Fair Market Value of such Securities Proceeds, which, if cash, shall be the amount of cash received in respect of such Securities Proceeds, and if Cash Equivalents, shall be the Cash Equivalent Value.

          "APOLLO AFFILIATE" means Apollo Management and its affiliates, including the Apollo Investors, other than any affiliate that is a portfolio company of any investment fund that is an affiliate of Apollo Management.

          "APOLLO COMMON STOCK" means the shares of Common Stock received by the Apollo Investors pursuant to the Merger Agreement, including any shares of Common Stock held by the Apollo Investors immediately after the Closing, and any shares of Capital Stock received in distribution thereon or as the result of any stock split, reverse stock split or recapitalization or in exchange for the Apollo Common Stock.

          "APOLLO PREFERRED STOCK" means the shares of Preferred Stock received by the Apollo Investors pursuant to the Merger Agreement, including any shares of Preferred Stock held by the Apollo Investors immediately after the Closing, and any debt securities of the Company or shares of Capital Stock received in distribution thereon or as the result of any stock split, reverse stock split or recapitalization or in exchange for the Apollo Preferred Stock.

          "APOLLO STOCKHOLDERS" means any of the Apollo Investors or any Person to whom Securities are Transferred in accordance with the Syndication Option provided for by SECTION 2.2(b), or any successor thereto. In the event that any Apollo Investor distributes its Securities to its investors or to any of its affiliates, then Apollo Stockholders shall include such distributees.

          "BOARD OF DIRECTORS" means the board of directors of the Company.

          "BRING-ALONG TAX AMOUNT" means the aggregate United States federal and state corporate income tax that, to the extent an EMC Stockholder is treated as the owner of IMC Common Stock transferred pursuant to SECTION 3 for income tax purposes, the IMC Stockholder is expected to incur as a result of such transfer; PROVIDED, HOWEVER, that (i) the amount of Bring-Along Tax Amount shall not exceed the gain, if any, recognized by such IMC Stockholder from such transfer multiplied by the combined federal and state tax rate applicable to such IMC Stockholder for the relevant taxable year, (ii) the amount of Bring-Along Tax Amount shall be adjusted taking into account any applicable net operating losses, capital losses and carryovers of net operating losses and capital losses then available to the IMC Stockholders, and (iii) before any Bring-Along Tax Amount is taken into account, the WC Stockholder shall provide basis of the computation of the Bring-Along Tax Amount to Apollo Management.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

          "CAPITAL STOCK" means any and all shares of capital stock or any other interest participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the Person issuing such capital stock or other interest participation.

          "CASH EQUIVALENT" means a class of equity securities that are publicly traded and listed on the NASDAQ National Market or the New York Stock Exchange, have readily ascertainable market prices and has a market capitalization of at least $2 billion, a trading history of at least six (6) months, and are "freely tradable" by the Apollo Stockholders with no legal or contractual restrictions or obligations on transfer or sale, including pursuant to (a) applicable securities laws, (b) agreements entered into in connection with the receipt of the equity securities at issue or (c) agreements, including any agreements with respect to debt, pursuant to which an event of default, "change of control" provision, acceleration provision or restrictive covenant would be triggered or breached; PROVIDED, HOWEVER, that if in the reasonable judgment of the Apollo Stockholders, disposing of all such equity securities would require the services of an underwriter or result in the Apollo Stockholders selling at a discount to the then current market price of such securities, such securities shall not be deemed to be Cash Equivalents. For purposes of this definition, "freely tradable" shall mean that the securities at issue are either registered under the Securities Act or may be transferred pursuant to Rule 144 under the Securities Act without volume or manner of sale limitations.

          "CASH EQUIVALENT VALUE" means, with respect to any Cash Equivalent, the average of the closing price of such Cash Equivalent for the ten trading days prior to the date of measurement less the amount of the brokerage commission necessary for the sale of such Cash Equivalents.

          "CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Preferred Stock.

          "CERTIFICATE OF INCORPORATION" means the Company's Certificate of Incorporation, including all amendments thereto, as filed with the Secretary of State of the State of Delaware as of the date hereof.

           "CLAWBACK DETERMINATION EVENT" means any event that is a Disposition Event or the Exit Event.

          "CLAWBACK NOTICE" means any written notice delivered by the Apollo Investors to the IMC Stockholders and the Escrow Agent specifying in reasonable detail the calculation of any Clawback Rights and the date by which Securities must be transferred to the Apollo Stockholders to satisfy the Clawback Rights or consummate the Clawback Determination Event described in such notice and such Clawback Notice shall comply with the requirements of the Escrow Agreement.

          "CLAWBACK RIGHTS" means the right by the Apollo Stockholders to acquire Securities and Securities Proceeds pursuant to SECTION 2.5 upon the occurrence of any Clawback Determination Event.

          "CLAWBACK TERMINATION DATE" means the date following the Exit Event upon which the Clawback Rights have been fulfilled in accordance with the terms hereof and the final Clawback Notice.

          "CLOSING" means the date that the Merger occurs.

          "COMMON SHARES SOLD" means the Apollo Common Stock (or any equity or debt security or other interest received by the Apollo Stockholders in exchange for shares of Apollo Common Stock), directly or indirectly, disposed of (or deemed to have been disposed of) in the event of the realization of cash or Cash Equivalents in any Clawback Determination Event; PROVIDED that in the event that such Clawback Determination Event is the Exit Event, this definition shall be modified as set forth in SECTION 2.4(b). In the event of a Clawback Determination Event where the consideration consists of cash or Cash Equivalents and other property, the deemed Common Shares Sold shall be that portion of the Apollo Common Stock attributable to the cash and/or Cash Equivalent consideration and the remaining portion shall not be deemed Common Shares Sold. In determining the portion that is attributable to cash and Cash Equivalents and the portion that is attributable to other property, the value of cash and Cash Equivalents shall be the amount of cash or the Cash Equivalent Value and the value of other property shall be the Fair Market Value of such other property at the time of the Clawback Determination Event.

          "COMMON STOCK" means the Class A common stock, par value $0.01 per share, of the Company, or if the Common Stock is no longer outstanding, the class of Capital Stock issued in exchange for, or in lieu of, Common Stock.

          "COMPANY SALE" means any transaction or series of transactions as a result of which one or more Persons acting as a group (other than any Apollo Affiliate or IMC Stockholder or any affiliate of any IMC Stockholder) acquires
(i) equity securities of the Company constituting greater than fifty percent (50%) of the Company's voting Common Stock (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company's equity or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

          "CUMULATIVE SHORTFALL AMOUNT" means, with respect to any Subsequent Clawback Determination Event, an amount equal to the sum of all Shortfall Amounts in respect of all Prior Clawback Determination Events prior to such Subsequent Clawback Determination Event, with each such Shortfall Amount being grossed up at 22.75% per annum, compounded quarterly from the date of the respective Prior Clawback Determination Event to which such Shortfall Amount relates until the date of such Subsequent Clawback Determination Event.

          "DISPOSITION EVENT" means any direct or indirect realization of cash or Cash Equivalents by the Apollo Stockholders that is not an Exit Event in respect of Apollo Common Stock or in respect of any equity or debt security or other interest received by the Apollo Stockholders in exchange for shares of Apollo Common Stock; PROVIDED, that any distribution of Apollo Common Stock (i) to the investors in any investment fund of the Apollo Investors, (ii) to any Apollo Affiliate, and (iii) prior to the first anniversary of the Closing in accordance with the Syndication Option provided for by SECTION 2.2(b) or by the subsequent transfer of such shares received pursuant to the Syndication Option by such transferees to their affiliates, shall not constitute a Disposition Event.

          "ESCROW AGENT" means The Bank of New York, a New York banking corporation.

          "ESCROW AGREEMENT" means that certain Escrow Agreement, dated as of November 28, 2001, among the Company, the Escrow Agent, the IMC Stockholders and the Apollo Investors, pursuant to which the Escrow Agent shall hold and dispose of Escrowed Securities and Securities Proceeds of Escrowed Securities in accordance with the terms thereof.

          "ESCROWED SECURITIES" means, collectively, the shares of IMC Common Stock, the shares of IMC Preferred Stock, the IMC Notes, any shares of stock or notes issued in exchange for any of the foregoing and any shares of stock or notes distributed on account of any of the foregoing, at any time while any such shares or notes are required to be held in escrow by the Escrow Agent pursuant to the Escrow Agreement.

          "EXCESS AMOUNT" means, with respect to any Subsequent Clawback Determination Event, an amount equal the Transaction Common Share Price in such Subsequent Clawback Determination Event minus the Threshold Price in such Subsequent Clawback Determination Event multiplied by the number of Common Shares Sold in such Subsequent Clawback Determination Event.

          "EXIT EVENT" means (i) the first direct or indirect realization of cash or Cash Equivalents by the Apollo Stockholders in respect of Apollo Common Stock or in respect of any equity or debt security or other interest received by the Apollo Stockholders in exchange for shares of Apollo Common Stock where after such realization of cash or Cash Equivalents the Apollo Stockholders, in the aggregate, have disposed of for cash or Cash Equivalents, ninety percent (90%) or more of the Apollo Common Stock initially issued to the Apollo Investors pursuant to the Merger Agreement; PROVIDED, HOWEVER, that if the Common Stock has no or nominal value, Exit Event shall mean the first direct or indirect realization of cash disposition by the Apollo Stockholders in respect of Apollo Preferred Stock or in respect of any equity or debt security or other interest received by the Apollo Stockholders in exchange for shares of Apollo Preferred Stock, including Note Securities, where after such realization of cash the Apollo Stockholders, in the aggregate, have disposed of for cash ninety percent (90%) or more of the Apollo Preferred Stock initially issued to the Apollo Investors pursuant to the Merger Agreement or (ii) a Full Return Disposition Event.

          "FAIR MARKET VALUE" means, for any asset (other than cash or Cash Equivalents), the value, as of any measurement date, of such asset as mutually agreed by the Apollo Stockholders and the IMC Stockholders, and if no such agreement is reached, by an independent nationally recognized investment banking firm or "Big 5" accounting firm acting as a third party appraiser selected by the Apollo Stockholders and reasonably acceptable to the IMC Stockholders, which value shall take into consideration limitations on liquidity; PROVIDED, that to the extent the asset at issue is equity securities that are publicly traded and listed on the NASDAQ National Market or a national securities exchange, Fair Market Value shall mean the average of the last reported sales prices of such securities as reported by NASDAQ, National Market System, or if such securities are listed on a securities exchange, the average of the last reported sales prices of such securities on such exchange which shall be for consolidated trading if applicable to such exchange, or if not so reported, the average of the last reported bid prices of such securities, in each case for the ten (10) trading days immediately after the measurement date (in any case, reduced by an amount representing reasonable and customary underwriting discounts, reasonable and customary block trade discounts or reasonable and customary brokerage commissions, as the case may be). With respect to any Clawback Determination Event or Subsequent Clawback Determination Event, the measurement date shall be the date on which such Clawback Determination Event or Subsequent Clawback Determination Event occurs.

          "FULL RETURN DISPOSITION EVENT" means, a Disposition Event in which the sum of (i) the product of (a) the number of Common Shares Sold in such Disposition Event multiplied by (b) the Transaction Common Share Price for such Disposition Event plus, for each prior Disposition Event that has occurred (a "PRIOR DISPOSITION EVENT") (ii) the product of (s) the number of Common Shares Sold in such Prior Disposition Event multiplied by (t) the Transaction Common Share Price realized in such prior Disposition Event (with the product obtained in this clause (ii) added to the product obtained in clause (1) for each Prior Disposition Event) is greater than the product of (x) the total number of shares of Apollo Common Stock (whether or not disposed of previously) multiplied by (y) the then current Threshold Price; PROVIDED that if such Disposition Event is prior to the third anniversary of the Closing, the Threshold Price in clause (y) shall equal the price set forth opposite the year 2004 in the definition of Threshold Price below.

          "IMC COMMON STOCK" means the 1,038,700 shares of the Common Stock received beneficially by IMC Global pursuant to the Merger Agreement and deposited with the Escrow Agent to be held, in escrow, in accordance with the Escrow Agreement, and any shares of Common Stock received in distribution thereon or as the result of any stock split, reverse stock split or recapitalization or in exchange for IMC Common Stock.

          "IMC NOTES" means the Company debt securities received beneficially by IMC Global pursuant to the Merger Agreement, and any notes or other Securities received in distribution thereon or in exchange therefor.

          "IMC PREFERRED STOCK" means the shares of Preferred Stock received beneficially by IMC Global pursuant to the Merger Agreement, and any debt securities of the Company or shares of Capital Stock received in distribution thereon or as the result of any stock split, reverse stock split or recapitalization or in exchange for the IMC Preferred Stock.

          "IMC REGISTERED STOCK" means the 357,000 shares of Common Stock received by and registered in the name of IMC Global pursuant to the Merger Agreement that are not subject to the terms and conditions of this Agreement, and any shares of Common Stock received in distribution thereon or as the result of any stock split, reverse stock split or recapitalization or in exchange for IMC Registered Stock.

          "IMC STOCKHOLDER" means IMC Global.

          "IMC TRANSACTION STOCK" means the IMC Common Stock and the IMC Registered Stock.

          "IPO DATE" means the date on which the Company consummates a Qualified Public Offering.

          "LIQUIDATION PREFERENCE" has the meaning ascribed to such term in the Certificate of Designation.

          "MANAGEMENT CONSULTING AGREEMENT" means that certain Management Consulting Agreement dated as of November 28, 2001, by and between the Company and Apollo Management, substantially consistent with the form attached as
EXHIBIT 1.1 (q) to the YBR Holdings LLC Disclosure Letter attached to the Merger Agreement.

          "MERGER" means the merger of YBR Acquisition Corp., a Delaware corporation, into the Company pursuant to the Merger Agreement.

          "NOTE SECURITIES" means the debt securities, if any, to be issued by the Company in exchange for the Preferred Stock, and any notes or other Securities received in distribution thereon or in exchange therefor.

          "NY UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York

          "OFFICERS' CERTIFICATE" means a certificate signed by two officers of the signing entity, one of whom shall be the president, chief financial officer, chief operating officer, or a vice president of the signing entity.

          "OTHER CASH RETURNS" means any cash dividends or other cash received by the Apollo Stockholders in a distribution on shares of the Apollo Common Stock or shares of the Apollo Preferred Stock or fees paid to the Apollo Affiliates, excluding (i) cash Securities Proceeds received by any Apollo Stockholder in connection with a Clawback Determination Event, (ii) fees, reimbursement and indemnifications provided for by the Management Consulting Agreement; PROVIDED that the fees under Section 6 thereof shall be excluded only up to $3 million in the aggregate, (iii) amounts representing the stated dividends on the Preferred Stock or the liquidation preference thereof, or (iv) any reasonable and customary fees, stock options, reasonable out-of-pocket expense reimbursements, coverage under directors and officers insurance and indemnification protection for officers and directors received by or covering any Apollo Stockholder.

          "PARTIES" means the Stockholders and the Company.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any governmental authority.

          "PRE-EMPTIVE PERCENTAGE" means, at any time, as to each IMC Stockholder, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of IMC Common Stock held by such IMC Stockholder by (ii) the total number of shares of Common Stock issued and outstanding on the date of determination.

          "PREFERRED STOCK" means the Series A Redeemable Exchangeable Preferred Stock, par value $0.01 per share, of the Company, or if the Preferred Stock is no longer outstanding, the Note Securities or other debt securities of the Company or the class of Capital Stock issued in exchange for, or in lieu of, Preferred Stock.

          "PRIOR CLAWBACK DETERMINATION EVENT" means any Clawback Determination Event that results in the transfer of Securities or Securities Proceeds pursuant to SECTION 2.5 and occurs prior to a Subsequent Clawback Determination Event.

          "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, after which, cumulatively, more than twenty percent (20%) of the Company has been sold to the public in one or more registered offerings.

          "REGISTRABLE COMMON STOCK" means all shares of Common Stock, whether or not issued pursuant to the Merger Agreement and however and whenever obtained, beneficially owned, or owned of record, by any Apollo Stockholder, any IMC Stockholder or the Escrow Agent (in its capacity as such).

          "SECURITIES" means the Common Stock, the Preferred Stock and the IMC Notes.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIES PROCEEDS" means any dividend, interest payment, distribution or other amount, whether in the form of cash or otherwise, received in respect of, or upon any disposition of, any Securities, and any notes (including Note Securities) or securities that are not Common Stock, Preferred Stock or IMC Notes received in distribution upon or respect of, or in exchange for, any Securities.

          "SHORTFALL AMOUNT" means, with respect to any Prior Clawback Determination Event, an amount equal to (i) the Differential Amount in such Prior Clawback Determination Event minus (ii) the sum of the Agreed Value of Securities Proceeds plus the Agreed Value of IMC Preferred Stock plus the Agreed Value of IMC Notes plus the Agreed Value of IMC Common Stock, in each case at the time of the Prior Clawback Determination Event, transferred to the Apollo Stockholders pursuant to SECTION 2.5 in such Prior Clawback Determination Event.

          "STOCKHOLDERS" means the IMC Stockholders and the Apollo Stockholders.

          "SUBSEQUENT CLAWBACK DETERMINATION EVENT" means any Clawback Determination Event (which may also be the Exit Event), other than the first Clawback Determination Event to occur.

          "THIRD PARTY PURCHASER" means any Person other than a Stockholder or their Permitted Transferees who purchases or intends to purchase Common Stock from any Stockholder or their Permitted Transferees.

          "THRESHOLD PRICE" means, as of each anniversary date of the Closing indicated below, the price per share opposite such date.* For any date between the dates indicated below, Threshold Price shall be the interpolated price between the prices between such date, using a straight line average and the actual number of days elapsed over 365 or 366, as the case may be. For any date after the last date indicated below, the Threshold Price shall be the last price per share indicated below as of that date grossed up at 22.75% per annum, compounded quarterly until the date in question. In the event the Apollo Stockholders receive Other Cash Returns, the Threshold Price at such time shall be reduced by an amount equal to the amount of Other Cash Returns so received divided by the number of shares of Apollo Common Stock then held by the Apollo Stockholders, and all future Threshold Prices thereafter shall be reduced by such amount. In the event of any stock split, stock dividend, reverse stock split, or recapitalization ("RECAPITALIZATION"), the Threshold Price will be adjusted such that the Threshold Price for one share of Common Stock immediately prior to the Recapitalization shall equal (i) the Threshold Price for one share of Common Stock immediately following the Recapitalization MULTIPLIED BY (ii) the number of shares of Common Stock received in the Recapitalization in respect of one share of Common Stock. The parties understand and acknowledge that the implied total return on investment on shares of Common Stock and Preferred Stock calculated in the Threshold Price takes into account the full dividend on the Preferred Stock.

               ANNIVERSARY DATE               PRICE
                     2002                    $  13.56
                     2003                    $  18.16
                     2004                    $  24.08
                     2005                    $  31.67
                     2006                    $  41.37
                     2007                    $  53.75
                     2008                    $  69.50
                     2009                    $  89.51
                     2010                    $ 114.87
                     2011                    $ 146.98
                     2012                    $ 187.57
                     2013                    $ 238.82
                     2014                    $ 303.45

          "TRANSACTION COMMON SHARE PRICE" means with respect to any Clawback Determination Event, the cash or Cash Equivalents realized in respect of Common Shares Sold divided by the number of Common Shares Sold; PROVIDED that in the event that such Clawback Determination Event is the Exit Event, this definition shall be modified as set forth in SECTION 2.4.

          "TRANSFER" means, sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of

          (a) The following terms have the meanings defined for such terms in the Sections set forth below:

               TERM                                          SECTION
               -----------------------------------------------------
               Amendment                                       10(c)
               Apollo Investors                             Preamble
               Apollo Management                            Preamble
               Agreement                                    Preamble
               Bring-Along Notice                                  3
               Bring-Along Right                                   3
               Commission                                        8.3
               Company                                      Preamble
               Demand Notice                                     6.1
               Differential Amount                            2.4(a)
               IMC Global                                   Preamble
               Initial Stockholders                         Preamble
               Majority Period                                  5(b)
               Merger Agreement                             Recitals
               Other Registering Holders                           7
               Post Transaction Value                         2.4(b)
               Primary Registration                                7
               Prospectus                                        8.3
               Registering Stockholder                             7
               Registration Statement                            8.3
               Request Notice                                    6.1
               Requesting Stockholder                            6.1
               Sale Notice                                         4
               Secondary Registration                              7
               Syndication Option                             2.2(b)
               Tag-Along Stockholders                              4
               Tag-Along Notice                                    4
               Tag-Along Right                                     4
               Third Party Terms                                   3
               Vote                                             5(a)
               Vote Directing Party                             5(a)

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; (v) the word "including" shall mean "including, without limitation", and (vi) the word "or" shall be disjunctive but not exclusive.

          (c) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

          (d) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 2 TRANSFER AND CLAWBACK RIGHTS

    2.1 SECURITIES HELD BY ESCROW AGENT. On the date of the Closing at the Effective Time (as such term in defined in the Merger Agreement), (i) all of the shares of the IMC Common Stock will be issued by the Company in registered certificated form in the name of the Escrow Agent and deposited with the Escrow Agent (in its capacity as such) to be held, in escrow, in accordance with the terms of the Escrow Agreement, (ii) all of the shares of the IMC Preferred Stock will be issued by the Company in registered certificated form in the name of the Escrow Agent and deposited with the Escrow Agent (in its capacity as such) to be held, in escrow, in accordance with the terms the Escrow Agreement, and (iii) all of the IMC Notes will be issued by the Company payable to the Escrow Agent and deposited with the Escrow Agent (in its capacity as such) to be held, in escrow, in accordance with the terms the Escrow Agreement.

    2.2   TRANSFER.

          (a) Until the Clawback Termination Date, the Escrow Agent shall hold in accordance with the terms of the Escrow Agreement and the Escrow Agent and the IMC Stockholders shall not Transfer any IMC Common Stock, any IMC Preferred Stock or any IMC Notes, any Securities Proceeds of any IMC Common Stock, any IMC Preferred Stock or any IMC Notes, any interest in any IMC Common Stock, any IMC Preferred Stock or any IMC Notes or any interest in any Securities Proceeds of any IMC Common Stock, any WC Preferred Stock or IMC Notes to any Person, except to an Apollo Stockholder pursuant to the Clawback Rights under SECTION 2.5 and except for any Bring-Along Tax Amount transferred to any IMC Stockholder pursuant to SECTION 3. After the Clawback Termination Date, the IMC Stockholders shall hold the IMC Common Stock, the IMC Preferred Stock, the WC Notes and any Securities Proceeds free of any restrictions under SECTION 2 of this Agreement.

          (b) Subject to the provisions of SECTION 3 and SECTION 4, the Apollo Stockholders may Transfer at any time, and from time to time, Apollo Common Stock and any such Transfer that is a Clawback Determination Event shall trigger the Clawback Rights, if applicable; PROVIDED, HOWEVER, until the first anniversary of the Closing, the Apollo Stockholders shall have the option (the "SYNDICATION OPTION") to Transfer, in one or a series of transactions, up to an aggregate of one-third (1/3) of the Apollo Common Stock and any such Transfer
(i) shall at the time of Transfer be designated by the Transferring Apollo Stockholders in a written notice to the IMC Stockholders as a Transfer under the Syndication Option, (ii) shall not trigger the Clawback Rights for the Transferring Apollo Stockholders and (iii) shall entitle any Person to whom such shares of Apollo Common Stock are so Transferred to thereafter be deemed to be an Apollo Stockholder for purposes of this Agreement and be entitled to the Clawback Rights attributable to such shares of Apollo Common Stock upon any future Clawback Determination Event; PROVIDED, that immediately after giving effect to the Syndication Option, the Apollo Investors beneficially own a majority of the outstanding Common Stock and possess the tight to elect at least a majority of the Board of Directors of the Company. Any Transfer by any Apollo Stockholder prior to the first anniversary of the Closing that qualifies as a Clawback Determination Event shall be a Clawback Determination Event unless such Transfer is designated by the Transferring Apollo Stockholder as a Transfer under the Syndication Option as set forth in the preceding sentence. The Apollo Investors shall cause each transferee who is an Apollo Stockholder to be bound by the terms hereof.

    2.3 COMPLIANCE WITH THE ESCROW AGREEMENT. The IMC Stockholders and the Escrow Agent agree that, subject to fulfilling the Clawback Rights on an ongoing basis, all IMC Common Stock, all IMC Preferred Stock, all IMC Notes and all Securities Proceeds of any IMC Common Stock, IMC Preferred Stock and IMC Notes shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement until the Clawback Termination Date and the termination of the Escrow Agreement in accordance with its terms.

    2.4   CLAWBACK DETERMINATION.

          (a) Upon the occurrence of any Clawback Determination Event, if the Transaction Common Share Price is less than the Threshold Price at such time, then the Escrow Agent as instructed under SECTION 2.5 shall transfer to the Apollo Stockholders Securities and Securities Proceeds with an Agreed Value equal to the Differential Amount. The "DIFFERENTIAL AMOUNT" shall be equal to the Threshold Price minus the Transaction Common Share Price multiplied by the number of Common Shares Sold in such Clawback Determination Event by the Apollo Stockholders.

          (b) Notwithstanding and in addition to the provisions of clause (a) above, in the event that the Clawback Determination Event is the Exit Event, (i) the Transaction Common Share Price shall be calculated as follows: (x) the total amount of cash and Cash Equivalents received by the Apollo Stockholders for the Common Shares Sold in the Exit Event plus the Post Transaction Value of the equity in the Company (or its successor) or the acquiring entity of the Company held by the Apollo Stockholders immediately following the Exit Event, if any, plus the Fair Market Value of any other property received in the Exit Event for Apollo Common Stock disposed of in the Exit Event and not otherwise included, divided by (y) the total number of shares of Apollo Common Stock held by all of the Apollo Stockholders immediately prior to the Exit Event, and (ii) Common Shares Sold shall include the total number of shares of Apollo Common Stock held by all of the Apollo Stockholders immediately prior to the Exit Event. "POST TRANSACTION VALUE" shall mean the aggregate Fair Market Value of the equity in the Company (or its successor) or the acquiring entity of the Company held by the Apollo Stockholders immediately following the Exit Event; PROVIDED that the determination of such Fair Market Value shall take into account the valuation of the Company (or its successor) or the acquiring entity of the Company in the transaction that constitutes the Exit Event.

          (c) In the event of a Subsequent Clawback Determination Event in which the Transaction Common Share Price is greater than the Threshold Price at such time, the Apollo Stockholders shall deliver or cause to be delivered to the Escrow Agent in accordance with the Escrow Agreement, Securities and Securities Proceeds equal to the lesser of (i) the Securities and Securities Proceeds transferred to the Apollo Stockholders pursuant to SECTION 2.5 in all Prior Clawback Determination Events that have not been redeposited with the Escrow Agent pursuant to this SECTION 2.4(c) and (ii) an amount of Securities and Securities Proceeds with an Agreed Value equal to the applicable Excess Amount minus the applicable Cumulative Shortfall Amount; PROVIDED, that in either case
(x) the Securities and Securities Proceeds to be so delivered shall be delivered on a pro rata basis in the same proportions as the Securities and Securities Proceeds transferred to the Apollo Stockholders pursuant to SECTION 2.5 in all Prior Clawback Determination Events, (y) notwithstanding anything to the

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contrary, with respect to Securities other than Common Stock and Securities
Proceeds, the Apollo Stockholders shall have the right to deliver or cause to be delivered cash in lieu of such other Securities or Securities Proceeds equal to the Agreed Value thereof and (z) if the Subsequent Clawback Determination Event is the Exit Event, the Apollo Stockholders shall have the right to deliver or cause to be delivered cash in whole or partial satisfaction of their obligations under this SECTION 2.4(c) equal to the Agreed Value of the Securities and Securities Proceeds that would have otherwise been delivered.

          (d) All transfers of securities pursuant to this SECTION 2 shall be effectuated to the nearest whole security for the purpose of avoiding the transfer, or payment in cash in lieu of, fractional securities; PROVIDED that if rounding to the nearest whole security would result in a per security value differential greater than $10,000, such transfer shall either include securities or, at the option of the Apollo Investors, be effectuated with cash payments in lieu of fractional securities.

    2.5   CLAWBACK OF SECURITIES, SECURITIES PROCEEDS.

          (a) If the Differential Amount is greater than zero, then the Clawback Notice delivered by the Apollo Investors shall instruct the Escrow Agent to transfer to the Apollo Stockholders (or to Third-Party Purchasers on behalf of the Apollo Stockholders), first, the Securities Proceeds at Agreed Value held by the Escrow Agent at such time, and second, on a pro rata basis, the IMC Preferred Stock at Agreed Value, the IMC Notes at Agreed Value and the IMC Common Stock at Agreed Value held by the Escrow Agent at such time. For purposes of this SECTION 2.5(a), "pro rata" shall mean that the Securities to be transferred pursuant to the Clawback Right shall be split among the IMC Preferred Stock, the IMC Notes and the IMC Common Stock in amounts proportionate to the total amount of IMC Preferred Stock at Agreed Value, the total amount of IMC Notes at Agreed Value and the total amount of Common Stock at Agreed Value held by the Agent at such time. If all such Securities and Securities Proceeds are so transferred and the Clawback Right is not satisfied in full, then the IMC Stockholders and the Escrow Agent shall have no further obligation to pay any difference.

          (b) To the extent the Apollo Investors have a final judgment of any court of law or equity of competent jurisdiction that is unstayed for at least sixty (60) days against IMC Global for indemnification under the Merger Agreement, the Apollo Investors shall be entitled to satisfy such judgment, to the extent such judgment is not otherwise satisfied, by delivering a Clawback Notice to the Escrow Agent instructing the Escrow Agent to transfer to the Apollo Investors, in accordance with the terms set forth in this SECTION 2.5, Securities and Securities Proceeds with a Fair Market Value up to the amount of such judgment; PROVIDED that any Preferred Stock, IMC Notes and Note Securities transferred pursuant to this Section shall be valued at the respective Agreed Value for each Security.

    2.6   CLAWBACK NOTICE.

          (a) The Apollo Investors shall deliver to the IMC Stockholders and the Escrow Agent a Clawback Notice in connection with each Clawback Determination Event at least ten (10) Business Days prior to the Clawback Determination Event. The Clawback Notice shall instruct the Escrow Agent, if applicable, to (1) release any remaining Securities and Securities Proceeds to the IMC Stockholders and (ii) terminate the Escrow Agreement in accordance with the terms thereof. The Apollo Investors shall be entitled to deliver any Clawback Notice either (i) in advance of a Clawback Determination Event specifying that Securities shall be delivered to the Apollo Stockholders (or to Third-Party Purchasers on behalf of the Apollo Stockholders) on a specified date in order to consummate the Clawback Determination Event and fulfill the corresponding Clawback Rights (which notice may be conditional or contingent upon the consummation of such Clawback Determination Event) or (ii) following the consummation of a Clawback Determination Event and specifying that Securities shall be delivered to the Apollo Stockholders on a specified date in order to fulfill the Clawback Rights in connection with the already consummated Clawback Determination Event described in the Clawback Notice. In the event that Securities are delivered pursuant to a Clawback Notice in advance of the consummation of a Clawback Determination Event and either the Clawback Determination Event is not thereafter consummated or the Clawback Determination Event is consummated on terms different than those described in the Clawback Notice, the Apollo Investors will deliver a written notice to the Escrow Agent (which written notice shall be delivered to the IMC Stockholders two (2) Business Days prior to delivery to the Escrow Agent) specifying in reasonable detail a revised calculation of any Clawback Rights and, if necessary, either (i) redeposit with the Escrow Agent in accordance with Escrow Agreement the Securities that do not fall within the Clawback Rights or (ii) instruct that additional Securities be delivered to the Apollo Stockholders to fulfill the Clawback Rights. Any Clawback Notice delivered in accordance with this Section shall be delivered by both telecopy and overnight courier or hand delivery.

          (b) The Apollo Investors shall be the only Persons authorized to delivered a Clawback Notice and the Escrow Agent shall be obligated to follow the instructions contained in any such Clawback Notice in accordance with the terms of the Escrow Agreement.

    2.7 THE IMC STOCKHOLDER COVENANT. The IMC Stockholders, jointly and severally, unconditionally covenant to cause to be delivered to the Apollo Stockholders the Escrowed Property in the amount of the Differential Amount under SECTIONS 2.4(a) AND (b) when and as due, net of any amounts required to be delivered to the Escrow Agent pursuant to SECTION 2.4(c); PROVIDED, HOWEVER, that in the event of a breach of this covenant, the IMC Stockholders will not be personally liable hereunder for such breach except to the extent of their interest in the Escrowed Property.

    2.8 CERTIFICATED SECURITIES AND PAYMENT OF PROCEEDS. The Company agrees that all Escrowed Securities will at all times be "certificated securities" (as defined in Article 8 of the NY UCC) and that all "proceeds" (as defined in
Article 9 of the NY UCC) of the Escrowed Securities will be paid or otherwise delivered directly to the Escrow Agent to be held, in escrow, in accordance with the terms of the Escrow Agreement.

SECTION 3 BRING-ALONG RIGHTS

          In the event that, at any time after the date hereof, one or more of the Apollo Stockholders, in one transaction or a series of related transactions that constitute a Company Sale, proposes to Transfer all or any portion of the Common Stock then held by such Apollo Stockholder to any Third Party Purchasers (other than Apollo Affiliates), then such Apollo Stockholder shall have the right (a "BRING-ALONG RIGHT"), but not the obligation, to cause any of the other Stockholders to tender for purchase to the Third Party Purchaser, a number of shares of Common Stock equaling the amount derived by multiplying (i) the total number of shares of Common Stock held by such Stockholder, by (ii) a fraction, the numerator of which is the total number of shares of Common Stock to be Transferred by such Apollo Stockholder in connection with such Company Sale and the denominator of which is the total number of the then outstanding shares of Common Stock held by all Apollo Stockholders. If any IMC Stockholder is required to transfer shares of Common Stock pursuant to this SECTION 3, references to "Common Stock" shall mean "IMC Transaction Stock" with respect to such IMC Stockholder. If any IMC Stockholder is required to Transfer shares of IMC Common Stock pursuant to this SECTION 3 and the event giving rise to such Bring-Along Right is also a Clawback Determination Event, the number of shares of EMC Common Stock that such IMC Stockholder shall be required to Transfer shall be calculated after giving effect to the Clawback Rights and any calculations set forth in SECTION 2.5. Following a Company Sale, one or more of the Apollo Stockholders shall be entitled to exercise a Bring-Along Right in the event such Apollo Stockholder, in one transaction or a series of related transactions, proposes to Transfer twenty percent (20%) or more of the Common Stock then held by such Apollo Stockholder to any Third Party Purchasers and such Bring-Along Right shall be governed by this SECTION 3 in the same manner as if the event triggering the right to exercise such Bring-Along Right were a Company Sale.

          If any Apollo Stockholder elects to exercise its Bring-Along Right, then it shall so notify the other Stockholders ("BRING-ALONG NOTICE") at least ten (10) Business Days prior to the date on which such Apollo Stockholder expects to consummate the Transfer giving rise to such Bring-Along Right. Each Bring-Along Notice shall set forth: (1) the name of the Third Party Purchaser and the number of shares of Common Stock proposed to be purchased by such Third Party Purchaser, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser and a summary of any other material terms pertaining to the Transfer ("THIRD PARTY TERMS") and
(iii) the number of shares of Common Stock that such Stockholder is required to sell in such Transfer. The terms and conditions applicable to such purchase and sale of any shares of Common Stock purchased from any Stockholder pursuant to this SECTION 3 shall otherwise be the same as the terms and conditions applicable to the Apollo Stockholder exercising the Bring-Along Right. If, prior to the Exit Event, any IMC Stockholder is required to Transfer shares of Common Stock pursuant to this SECTION 3, the Apollo Investors, on the same day it delivers the applicable Bring-Along Notice, shall deliver a written notice to the Escrow Agent attaching the Bring-Along Notice and instructing the Escrow Agent to release such number of shares of IMC Common Stock as are required to satisfy the obligations of the IMC Stockholders under this SECTION 3; PROVIDED that such notice shall state, and the IMC Stockholders hereby agree, that the Securities Proceeds from the Transfer of any such Common Stock (net of the Bring-Along Tax Amount) shall be remitted directly to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement, unless the Clawback Termination Date shall occur in connection with such transaction.

          Upon the giving of a Bring-Along Notice, each Stockholder shall be obligated to Transfer the number of shares of Common Stock required to be Transferred by such Stockholder as set forth in the Bring-Along Notice on the Third Party Terms.

          At the closing of the Transfer to any Third Party Purchaser pursuant to this SECTION 3, if the Exit Event has not yet occurred, each Stockholder who is an IMC Stockholder Transferring shares of IMC Common Stock shall instruct the Third Party Purchaser to remit directly to the Escrow Agent the Securities Proceeds for the shares of IMC Common Stock to be Transferred by such Stockholder (less (i) any portion of the consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; PROVIDED, HOWEVER, that such escrow or hold back is pro rata among all Stockholders Transferring shares of Common Stock and (ii) an amount equal to the Bring-Along Tax Amount, if any), against delivery by such Stockholder of the certificates (if any) representing such shares of Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, in each case, as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Stockholder or the Escrow Agent with any other conditions to closing generally applicable to all Stockholders Transferring shares of Common Stock in such transaction.

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

SECTION 4 TAG-ALONG RIGHTS

          In the event that, at any time after the date hereof, one or more of the Apollo Stockholders, in one transaction or a series of related transactions proposes to Transfer twenty percent (20%) or more of the Common Stock then held by such Apollo Stockholder to any Third Party Purchasers (other than Apollo Affiliates), then each other Stockholder (collectively, the "TAG-ALONG STOCKHOLDERS") shall have the right (the "TAG-ALONG RIGHT") to Transfer the same percentage of his, her or its Common Stock as all Apollo Stockholders are proposing to Transfer in such a transaction by requesting that such Third Party Purchaser purchase from such Tag-Along Stockholder up to the number of shares of Common Stock equal to the number derived by multiplying (i) the total number of shares of Common Stock that the proposed Third Party Purchaser(s) have agreed or committed to purchase by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Tag-Along Stockholder, and the denominator of which is the total number of shares of Common Stock then outstanding. If any IMC Stockholder is entitled to transfer shares of Common Stock pursuant to this SECTION 4, references to "Common Stock" shall mean "IMC Transaction Stock" with respect to such IMC Stockholder. If any IMC Stockholder is entitled to Transfer shares of IMC Common Stock pursuant to this SECTION 4 and the event giving rise to such Tag-Along Right is also a Clawback Determination Event, the number of shares of WC Common Stock that such IMC Stockholder shall be entitled to Transfer shall be calculated after giving effect to the Clawback Rights and any calculations set forth in SECTION 2.5.

          In the event any Apollo Stockholder proposes to make a Transfer giving rise to the Tag-Along Right, such Apollo Stockholder shall notify the other Stockholders (the "SALE NOTICE") at least ten (10) Business Days prior to the date on which such Apollo Stockholder expects to consummate such Transfer. Each Sale Notice shall set forth the Third Party Terms applicable to the proposed Transfer. The terms and conditions applicable to such purchase and sale of any shares of Common Stock purchased from the Tag-Along Stockholders pursuant to this SECTION 4 shall otherwise be the same as the terms and conditions applicable to the Apollo Stockholder proposing to make the Transfer giving rise to the Tag-Along Right. If, prior to the Exit Event, any IMC Stockholder is entitled to Transfer shares of Common Stock pursuant to this SECTION 4 and such IMC Stockholder properly delivers a Tag-Along Notice, the Apollo Investors shall deliver, within two (2) Business Days of receiving such Tag-Along Notice, a written notice to the Escrow Agent attaching both the Sale Notice and such Tag-Along Notice and instructing the Escrow Agent to release such number of shares of IMC Common Stock as are entitled to be Transferred by such IMC Stockholder under this SECTION 4; PROVIDED that such notice shall state, and the IMC Stockholders hereby agree, that the Securities Proceeds from the Transfer of any such Common Stock shall be remitted directly to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement.

          The Tag-Along Right may be exercised by any Tag-Along Stockholder by delivery of a written notice to such Apollo Stockholder proposing to Transfer shares of Common Stock (the "TAG-ALONG NOTICE") within five (5) Business Days following receipt of a Sale Notice from such Apollo Stockholder. The Tag-Along Notice shall state the number of shares of Common Stock (not to exceed the amount determined in accordance with the first paragraph of this SECTION 4) that such Tag-Along Stockholder proposes to include in such Transfer to the Third Party Purchaser. In the event that the Third Party Purchaser does not purchase the specified number of shares of Common Stock from the Tag-Along Stockholders on the same terms and conditions as specified in the Sale Notice, then such Apollo Stockholder shall not be entitled under this SECTION 4 to Transfer any shares of Common Stock to the proposed Third Party Purchaser in the proposed Transfer.

          At the closing of the Transfer to any Third Party Purchaser pursuant to this SECTION 4, if the Exit Event has not yet occurred, (i) each Tag-Along Stockholder who is an IMC Stockholder shall instruct the Third Party Purchaser to remit directly to the Escrow Agent the Securities Proceeds for the shares of IMC Common Stock to be Transferred by such Tag-Along Stockholder (less any portion of the consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; PROVIDED, HOWEVER, that such escrow or hold back is pro rata among all Stockholders Transferring shares of Common Stock), against delivery by such Tag Along Stockholder of the certificates (if any) representing such shares of Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, in each case, as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Tag-Along Stockholder or the Escrow Agent with any other conditions to closing generally applicable to all Stockholders Transferring shares of Common Stock in such transaction, and (ii) all such Securities Proceeds shall remain subject to the Clawback Rights.

SECTION 5 VOTING OF IMC COMMON STOCK

          (a) With respect to any matters to which holders of Common Stock are entitled to vote or consent ("VOTE"), the Escrow Agent shall follow the written instructions of the Vote Directing Party with respect to all of the shares of IMC Common Stock. The Apollo Stockholders shall be the Vote Directing Party during the Majority Period. Following the Majority Period and until the Clawback Termination Date, the IMC Stockholders shall be the Vote Directing Party.

          (b) For purposes hereof, (i) the "VOTE DIRECTING PARTY" shall mean the parry who is entitled, in accordance with SECTION 5(a), to direct the Vote with respect to all of the shares of IMC Common Stock at any given time and (ii) the "MAJORITY PERIOD" shall mean the period during which the Apollo Stockholders own a majority of the shares of Common Stock then outstanding and shall terminate on such date that the Apollo Stockholders no longer own a majority of the shares of Common Stock then outstanding. The Apollo Stockholders shall give the Escrow Agent written notice promptly following the termination of the Majority Period indicating that the IMC Stockholders have become the Vote Directing Party and the Escrow Agent shall not have any liability for acting as if the Apollo Stockholders are the Voting Directing Party until the Escrow Agent receives such notice.

          (c) For the avoidance of doubt, (i) shares of IMC Registered Stock shall not be subject to the provisions of this SECTION 5 and IMC shall have the right to Vote and exercise all Voting and related rights with respect to all such shares and (ii) any shares of Common Stock that are released in accordance with Section 2 of the Escrow Agreement shall no longer be considered shares of IMC Common Stock; PROVIDED that any shares of Common Stock that are redeposited with the Escrow Agent in accordance with Section 2(b) or Section 2(c) of the Escrow Agreement shall once again be considered shares of IMC Common Stock until such shares are once again released in accordance with Section 2 of the Escrow Agreement.

SECTION 6 REGISTRATION RIGHTS

    6.1 DEMAND REGISTRATION. At any time and from time to time after the IPO Date, if the Company shall receive a written request from one or more Apollo Investors (a "REQUESTING STOCKHOLDER"), that the Company file a registration statement under the Securities Act (including a "shelf" registration statement on Form S-3 or any successor form pursuant to Rule 415) covering the registration of Registrable Common Stock pursuant to this SECTION 6.1 (a "DEMAND NOTICE"), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request

("REQUEST NOTICE") to all Stockholders and, in addition to any obligations under
SECTION 8, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Common Stock that the Requesting Stockholder requests to be registered in the Demand Notice together with the Registrable Common Stock of other Registering Stockholders pursuant to
SECTION 7, subject only to the limitations of this SECTION 6 and the rights of other Stockholders pursuant to SECTION 7: PROVIDED that the Company shall not be obligated to effect any such registration until 180 days after the IPO Date; PROVIDED, FURTHER, that the IMC Stockholders may not register any shares of IMC Common Stock until after the Exit Event unless such shares are being registered such that the Securities Proceeds derived therefrom will be used to satisfy, in whole or in part, a Clawback Right.

    6.2 UNDERWRITING. If the Requesting Stockholder intends to distribute the Registrable Common Stock covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Stockholder to include his Registrable Common Stock in such registration shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Common Stock in the underwriting (unless otherwise mutually agreed by the Requesting Stockholder and such Stockholder) as provided herein. The Company and all Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Requesting Stockholder. Notwithstanding any other provision of this SECTION 6.2 or
SECTION 7, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Stockholders that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Common Stock from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated, first to the Requesting Stockholder's Common Stock and to each of the Stockholders requesting inclusion of their Registrable Common Stock in such registration statement pursuant to SECTION 7 on a pro rata basis based on the total number of Registrable Common Stock requested for inclusion in the registration by the Requesting Stockholder and each such Stockholder, and second to the Company. No other shares may be included (other than by the Company or by the Stockholders pursuant to SECTION 7 without the Requesting Stockholder's consent.

    6.3 DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to the Requesting Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement then to be filed, the Company shall have the right to defer such filings and, by notice to the Requesting Stockholder, to require the Requesting Stockholder to withdraw its Demand Notice and to refrain from delivering another Demand Notice for a period of not more than ninety (90) days after receipt of the request of the initial Demand Notice; PROVIDED, HOWEVER, that the Company may not utilize this right more than twice in any twelve (12) month period.

    6.4 SURVIVAL This SECTION 6 shall remain in full force and effect following any Exit Event.

    6.6 IMC TRANSACTION STOCK. For purposes of this SECTION 6 and SECTIONS 7 AND 8, if the referred to Stockholder is an IMC Stockholder, references to "'Common Stock" shall mean "IMC Transaction Stock" with respect to such IMC Stockholder.

SECTION 7 PIGGYBACK REGISTRATION RIGHTS

    7.1 If the Company at any time proposes to register under the Securities Act any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, whether or not for sale for its own account, on a form and in a manner which would permit registration of the Common Stock held by a Stockholder for sale to the public under the Securities Act (other than pursuant to Form S-4 or Form S-8 or successor or similar forms), the Company shall give written notice of the proposed registration to each Stockholder not later than thirty (30) days prior to the filing thereof. Each Stockholder shall have the right to request that all or any part of his or its Registrable Common Stock be included in such registration. Any such registration that the Company proposes for its own account shall be referred to as a "PRIMARY REGISTRATION" and any such registration that the Company proposes that is not for its own account shall be referred to as a "SECONDARY REGISTRATION." Each Stockholder can make such a request by giving written notice to the Company within ten (10) Business Days after the giving of such notice by the Company (any Stockholder giving the Company a notice requesting that the Registrable Common Stock owned by it be included in such proposed registration being hereinafter referred to in this SECTION 7 as a "REGISTERING STOCKHOLDER"); PROVIDED, HOWEVER, that if the Company or the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company, all Registering Stockholders and all other Stockholders of the Company entitled to register securities in connection with any offering ("OTHER REGISTERING HOLDERS") propose to include in such registration statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company will include in such registration, first, the securities which the Company proposes to sell in a Primary Registration, second, the Registrable Common Stock of such Registering Stockholders who are Apollo Stockholders, and third, the Registrable Common Stock to be sold for the account of Other Registering Holders (including the IMC Stockholders) and shares to be registered for the account of the Company in a Secondary Registration, pro rata among all such Registering Stockholders and such Other Registering Holders, taken together, on the basis of the relative percentage of Registrable Common Stock owned by all such Registering Stockholders and such Other Registering Holders who have requested that securities owned by them be so included. Registrable Common Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Registering Stockholder shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters. Any Registering Stockholder who holds Registrable Common Stock being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Registering Stockholder. If, prior to the Exit Event, the IMC Stockholders are entitled to register Registrable Common Stock pursuant to this SECTION 7, with respect to any IMC Stockholder who properly requests that all or any part of its Registrable Common Stock be included in such registration, the Apollo Investors shall deliver, promptly (and in any event within such time as is necessary to permit shares of IMC Common Stock to be disposed of to the underwriters in connection with such offering), a written notice to the Escrow Agent instructing the Escrow Agent to release such number of shares of IMC Common Stock as are entitled to be registered and sold under this SECTION 7 upon effectiveness of the applicable Registration Statement; provided that such notice shall state, and the IMC Stockholders hereby agree, that the Securities Proceeds from the sale of any such IMC

Common Stock shall be remitted directly to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement.

SECTION 8 REGISTRATION PROCEDURES

    8.1 HOLDBACK AGREEMENTS. Notwithstanding any other provision of SECTION 6 or SECTION 7, each Stockholder agrees that (if so required by the underwriters in an underwritten offering) he, she or it will not (and it shall be a condition to the rights of each Stockholder under of SECTION 6 and SECTION 7 that such Stockholder does not) offer for public sale any Common Stock during a period not to exceed sixty (60) days prior to and one-hundred and eighty (180) days after the effective date of any registration statement filed by the Company in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters). The IMC Stockholders shall not be required to agree to any such holdback period that is longer than the shortest period applicable to any Apollo Investor so long as the Apollo Investors beneficially own at least as much as or more than the outstanding Common Stock beneficially owned by the IMC Stockholders.

    8.2 EXPENSES. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Stockholders in connection with any registration under SECTION 6 or under SECTION 7 shall be borne by the Company, except that the following expenses shall be borne by the Stockholder incurring the same: (1) the costs and expenses of counsel to such Stockholder to the extent such Stockholder retains counsel; (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Stockholder's securities; (iii) transfer taxes with respect to the securities sold by such Stockholder; and (iv) other expenses incurred by such Stockholder and incidental to the sale and delivery of the securities to be sold by such Stockholder.

    8.3 REGISTRATION PROCEDURES. In connection with any registration of Registrable Common Stock under the Securities Act pursuant to this Agreement, the Company will consult with each Registering Stockholder whose Common Stock is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Registering Stockholder the form of underwriting agreement prior to the Company's execution thereof and shall provide to such Registering Stockholder and its representatives such other documents (including comments by the Securities and Exchange Commission (the "COMMISSION") on the registration statement) as such Registering Stockholder shall reasonably request in connection with its participation in such registration. The Company will furnish each Registering Stockholder whose shares of Registrable Common Stock are registered thereunder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Registering Stockholder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a "REGISTRATION STATEMENT") providing for the sale of Registrable Common Stock held by any Registering Stockholder pursuant to its obligations under SECTION 6 or SECTION 7, the Company will:

          (a) upon filing a Registration Statement or any prospectus related thereto (a "PROSPECTUS") or any amendments or supplements thereto, furnish to the Registering Stockholders whose Registrable Common Stock are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the ninety (90) day period referenced in paragraph (a) above; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

          (c) promptly notify the Registering Stockholders and the managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

          (e) if requested by the managing underwriters or a Registering Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Stockholders holding a majority of the Registrable Common Stock being sold by Registering Stockholders agree should be included therein relating to the sale of such Registrable Common Stock, 22 including without limitation information with respect to the amount of Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Common Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post effective amendment;

          (f) furnish to such Registering Stockholder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to such Registering Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request;

          (h) prior to any public offering of Registrable Common Stock, register or qualify or cooperate with the Registering Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Stockholder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (i) cooperate with the Registering Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Common Stock to the underwriters;

          (j) if any fact described in paragraph (c)(v) above exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Common Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (k) cause all Registrable Common Stock covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (l) provide a CUSIP number for all Registrable Common Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

          (m) make available for inspection by a representative of the Registering Stockholders the Registrable Common Stock being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Stockholders or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order;

          (n) otherwise use his, her or its reasonable best efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Registering Stockholders earning statements satisfying the provisions of
    SECTION 10(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Common Stock of such Registering Stockholder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

          (o) furnish to each underwriter, if an underwritten offering, customary "comfort" letters from its independent auditors, legal opinions from counsel to the Company on customary matters, and such other certificates, instruments or other matters reasonably requested by the underwriters;

          (p) cause the Company's executive officers, including its chief executive officer and chief financial officer, to be available to meet with potential investors and to participate in any "roadshow" requested by the underwriters and which in the underwriters' judgment is reasonably necessary or appropriate for the sale of the Registrable Common Stock; and

          (q) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) aid take all such other reasonable actions in connection with the sale of Registrable Common Stock

    8.4 CONDITIONS TO STOCKHOLDER RIGHTS; INDEMNIFICATION BY STOCKHOLDER. It shall be a condition of each Registering Stockholder's rights hereunder to have Registrable Common Stock owned by it registered that:

          (a) such Registering Stockholder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Registering Stockholder or the securities of the Company owned by such Registering Stockholder in connection with such registration;

          (b) such Registering Stockholder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of the NASD or otherwise to effectuate the offering; and

          (c) such Registering Stockholder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each person or entity, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling person or entity may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Registering Stockholder specifically for use in the Registration Statement or Prospectus in connection with such registration and with respect to such Registering Stockholder's failure to deliver Prospectuses as required under the Securities Act; but such indemnification shall not extend to any amounts beyond the proceeds of the sale of the Securities received by such indemnitor.

    8.5 INDEMNIFICATION BY COMPANY. In the event of any registration under the Securities Act of any Registrable Common Stock of Registering Stockholders pursuant to this SECTION 8.5, the Company shall execute and deliver an agreement to indemnify and hold harmless each Registering Stockholder and any underwriter disposing of such Registrable Common Stock and any underwriter in connection with such disposition against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Registering Stockholder may become subject under the Securities Act or otherwise, in such manner as is customary in underwriting agreements for registrations of the type then proposed.

SECTION 9 ADDITIONAL COMPANY EQUITY ISSUANCES TO APOLLO STOCKHOLDERS

          Prior to a Qualified IPO, the Company shall not issue any Securities to any Apollo Stockholder unless the Company shall offer to each of the IMC Stockholders an opportunity to acquire the Securities, in an amount up to the Pre-Emptive Percentage of the total amount of such Securities to be issued, on the same terms and conditions as the Apollo Stockholders, PROVIDED that such opportunity must be offered to the IMC Stockholders no later than 30 days after the acquisition of any such Securities by any Apollo Stockholder and any IMC Stockholder must determine whether to participate within ten days of such offer (which determination may be conditioned upon the participation of any of the Apollo Stockholders); PROVIDED HOWEVER, during the period beginning on the date that the Apollo Stockholders acquire such Securities and ending on the earliest of the dates on which (A) the IMC Stockholders' right to participate lapses, (B) the IMC Stockholders purchase Securities following an election to participate, or (C) the IMC Stockholders notify the Company that they will not participate, the Company shall not (x) set a record date for payment of dividends, (y) seek stockholder approval for any matter (unless, taking into account the total amount of Securities that the IMC Stockholders are entitled to purchase if the IMC Stockholders elect to participate, the vote of the IMC Stockholders would not alter the outcome of the sought after approval and the act of voting or refraining from voting would not give rise to specific rights, including dissenters rights) or (z) enter into or effect, or agree to enter into or effect, a merger, consolidation, sale recapitalization, or similar transaction, unless, in any case contemplated by clauses (x), (y) and (z), the IMC Stockholders receive the same benefits and rights and are subject to the same obligations as if the IMC Stockholders had purchased the Securities on the same date as the Apollo Stockholders. Any Securities so acquired by the IMC Stockholders shall not be subject to the Clawback Rights under SECTION 2.4 AND 2.5.

SECTION 10 TRANSACTIONS WITH AFFILIATES AND OTHERS

          (a) Prior to a Qualified 1P0, so long as the IMC Stockholders remain Stockholders of the Company, without the prior written consent of IMC Global, the Company shall not enter into any transaction with an Apollo Stockholder unless such transaction is on arms' length terms; PROVIDED, HOWEVER, that the following shall be deemed to be on arms' length terms: (A) any transaction authorized, based in part on a determination that such transaction is fair as to the Company as of the time of authorization, by a majority of the members of the Board of Directors who do not have a financial interest in such transaction within the meaning of the General Corporation Law of the State of Delaware, (B) any amendment or modification to the terms of the Preferred Stock or the Note Securities that treats all outstanding shares of Preferred Stock or all outstanding Note Securities similarly, (C) any agreements to be entered into by the Company regarding tax reporting on IRS Form 1099-DIV (or any successor form) with respect to the Series A Preferred Stock, (D) the Management Consulting Agreement and the transactions and payments thereunder, and (E) any reasonable and customary fees, stock options, reasonable out-of-pocket expense reimbursements, coverage under directors and officers insurance and indemnification protection for officers and directors received by or covering any Apollo Stockholder.

          (b) Prior to a Qualified IPO, so long as the IMC Stockholders remain Stockholders of the Company, without the prior written consent of WC Global, the Company shall not repurchase any shares of Apollo Preferred Stock from any Apollo Affiliate without offering to repurchase a pro rata amount of IMC Preferred Stock from the WC Stockholders.

          (c) The Apollo Stockholders shall not enter into any refinancing agreement, amendment, modification or waiver ("AMENDMENT") in connection with the Senior Credit Documents (as such term is defined in the IMC Notes) or the Senior Subordinated Debt Documents (as such term is defined in the IMC Notes) with respect to (i) any redemption, repurchase or payment of dividends or any portion of the liquidation preference on the Preferred Stock, which Amendment treats the Preferred Stock held by the Apollo Stockholders in a manner disproportionate to the manner in which such Amendment treats the Preferred Stock held by the IMC Stockholders with respect to any such redemption, repurchase or payment; (ii) any redemption, repurchase or payment of interest or principal on the Note Securities, which Amendment treats the Note Securities held by the Apollo Stockholders in a manner disproportionate to the manner in which such Amendment treats the Notes Securities held by the IMC Stockholders with respect to any such redemption, repurchase or payment; or (iii) any redemption, repurchase or payment of interest or principal on the Note Securities, which Amendment treats the Note Securities held by the Apollo Stockholders in a manner disproportionate to the manner in which such Amendment treats the IMC Notes held by the IMC Stockholders, as maybe applicable.

SECTION 11 MISCELLANEOUS

    11.1 TERMINATION. Notwithstanding any other provision contained herein, the rights and obligations of all Parties under SECTIONS 3 AND 4 shall terminate upon the date on which a Qualified IPO is consummated.

    11.2 LEGENDS. Each certificate representing shares of Common Stock held by the Stockholders shall bear the following legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

    "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF NOVEMBER 28, 2001. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

    11.3 SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Common Stock, Preferred Stock or IMC Notes and shall also apply to any Common Stock, Preferred Stock or IMC Notes acquired by Stockholders after the date hereof.

    11.4 SPECIFIC PERFORMANCE. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party's obligations under this Agreement. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of New York.

    11.6 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS STOCK RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS STOCK RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    11.7 INTERPRETATION. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

    11.8 REPRESENTATION. Apollo Management shall represent each of the Apollo Stockholders for the purposes of this Agreement, including with respect to any waivers, consent or notices and it has the requisite authority to represent each of the entities comprising the Apollo Stockholders. Any notice, including any Clawback Notice, given by Apollo Management shall be deemed to also have been given by the Apollo Investors or the Apollo Stockholders, as the case may be, and shall be binding on all of the Apollo Investors and Apollo Stockholders. IMC Global shall represent each of the IMC Stockholders for the purposes of this Agreement, including with respect to any waivers, consent or notices and it has the requisite authority to represent each of the entities comprising the IMC Stockholders.

    11.9 NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, PROVIDED that notices of a change of address shall be effective only upon receipt thereof).

          If to the Company, at:

                    Salt Holdings Corporation
                    8300 College Park Boulevard
                    Overland Park, Kansas 66210
                    Attention: Chief Executive Officer

                    With a copy to Apollo, at the address given below, and a copy to:

                    Latham & Watkins
                    885 Third Avenue
                    New York, N.Y. 10022
                    Attention: Raymond Y. Lin
                    Facsimile: (212) 751-4864

          If to Apollo, at:

                    Apollo Management, L.P.
                    1301 Avenue of the Americas
                    New York, NY 10019
                    Attention: Scott Kleinman
                    Facsimile: (212) 515-3232

                    With a copy to Latham & Watkins, at the address given above.

          If to IMC Global Inc., to:

                    IMC Global Inc.
                    100 South Saunders Road, Suite 300
                    Lake Forest, IL 60045
                    Attention: General Counsel
                    Facsimile: (847) 739-1606

                    with a copy to:

                    Skadden Arps Slate Meagher & Flom LLP
                    4 Times Square
                    New York, N.Y. 10036
                    Attention: Stephen Arcano
                    Facsimile: (212) 735-2000

          If to any other Stockholder, to the address set forth on the signature pages hereto.

    11.10 RECAPITALIZATION, EXCHANGE, ETC. Affecting the Company's Equity Securities. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all

Securities or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Securities and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

    11.11 COUNTERPARTS. This Agreement maybe executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

    11.12 SEVERABILITY. In the event that anyone or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

    11.13 AMENDMENT. This Agreement maybe amended only by written agreement signed by each of the parties hereto. Notwithstanding the foregoing, at any time hereafter, any Persons acquiring shares of Common Stock in accordance with the terms hereof may be made parties hereto by executing a signature page in the form attached as EXHIBIT A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

          IN WITNESS WHEREOF, the Parties have executed this Stock Rights Agreement as of the date first above written.


                                  SALT HOLDINGS CORPORATION


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title


                                  APOLLO MANAGEMENT V L.P.


                                  YBR HOLDINGS LLC


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title


                                  IMC GLOBAL INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title

                                   SCHEDULE A

                          Number of Shares           Number of Shares
 Name of Stockholder       of Common Stock          of Preferred Stock
--------------------   -----------------------   ------------------------
YBR Holdings LLC       5,600,000 - Management    59,000 - Management
                       Rollover Common Share     Rollover Preferred Share
                       Number (as such term is   Number (as such term is
                       defined in the Merger     defined in the Merger
                       Agreement)                Agreement)

                                    EXHIBIT A

                                 SIGNATURE PAGE
                                     TO THE
                             STOCK RIGHTS AGREEMENT

          By execution of this signature page, _______________________________
hereby agrees to become a party to, be bound by the obligations of and receive the benefits of that certain Stock Rights Agreement dated as of [___________], 2001 by and among Salt Holdings Corporation, a Delaware corporation, Apollo Management V L.P., a Delaware limited partnership, each of the stockholders of the Company listed on Schedule A attached thereto, IMC Global Inc., a Delaware corporation, and certain other parties named therein, as amended from time to time thereafter.


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                                  By:
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                                     Name:
                                     Title


                                  Notice Address:


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Accepted:

SALT HOLDINGS CORPORATION


By:
   ---------------------------
    Name:
    Title: